Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 of our report dated April 30, 2015, relating to the consolidated financial statements of Sole Elite Group Limited and its subsidiaries (collectively the “Company”), which appears in this Registration statement on Form F-1 of the Company.

Crowe Horwath (HK) CPA Limited

Hong Kong, China

May 27, 2015